                                                                     EXHIBIT 4.1

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW. THEY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER REGULATION D ("REGULATION") AND OR RULE 4(2) PROMULGATED UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND THOSE LAWS.

THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No. ________________                          $________________ U.S.

                            SAF T LOK INCORPORATED

         6% SUBORDINATED CONVERTIBLE DEBENTURE DUE DECEMBER____, 2001


     THIS DEBENTURE is one of a duly authorized issue of Debentures of Saf T Lok Incorporated, a corporation duly organized and existing under the laws of the State of Florida (the "Company"), designated as its 6% Subordinated Convertible Debentures Due December _____, 2001, in an aggregate principal amount not exceeding U.S. $1,500,000 (the "Debentures").

     FOR VALUE RECEIVED, the Company promises to pay to __________________, the registered holder hereof (the "Holder"), the principal sum of ________ Dollars ($________ U.S.), on or prior to December _____, 2001, (the "Maturity Date"), and to pay interest on the principal sum outstanding from time to time in arrears on the Maturity Date, at the rate of 6% per

                            (continued on reverse)


      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                 SAF T LOK INCORPORATED



Dated: December _____, 1999      By:_________________________________
                                 Title:

annum. Accrual of interest on this Debenture shall commence on the date that, in connection with the consummation of the initial purchase of this Debenture from the Company, the Company first had in its possession funds representing full payment for this Debenture, and interest shall continue to accrue until conversion has been completed or payment in full of the principal sum has been made or duly provided for. The interest so payable will be paid on the Maturity Date to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the Company's option in either cash or Common Stock. All accrued and unpaid interest shall bear interest at the same rate of 6% per annum from the Maturity Date until the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time. The Debenture Register shall represent the record of ownership and right to receive principal and interest on this Debenture. Interest and principal shall be payable only to the registered Holder as reflected in the Debenture Register. The right to receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein. The forwarding of such payment shall constitute a payment of interest hereunder and shall satisfy and discharge the liability for principal and interest on this Debenture to the extent of the sum represented by such payment.

     This Debenture is subject to the following additional provisions:

     1.   Debentures.  The Debentures are issuable in denominations of Twenty
          ----------
five Thousand Dollars ($25,000 U.S.). The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holders surrendering the same, but shall not be issuable in denominations less than integral multiples of Twenty Five Thousand Dollars ($25,000 U.S.). No service charge or other charges of any kind will be made for such registration of transfer or exchange.

     2.   Withholdings.  Holder has represented to the Company in the Securities
          ------------
Purchase Agreement of even date hereunder that it is not subject to withholding tax under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments. The Holder shall pay any other taxes, charges, or levies in connection with the issuance or transfer thereof.

     3.   Transfer.  This Debenture is issued subject to investment
          --------
representations of the original Holder hereof and may be transferred or exchanged only with the consent of the Company (unless to an affiliate or successor) in compliance with the Securities Act of 1933, as amended (the "Act"), including Regulation D, if applicable, promulgated under the Act. Any Holder of this Debenture, by acceptance hereof, agrees to the representations, warranties and covenants herein. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

     4.   Conversion.  The record Holder of this Debenture shall have conversion
          ----------
rights as follows  (the "Conversion Rights"):

          (a)  Right to Convert.  The record Holder of this Debenture shall be
               ----------------
     entitled, at the option of the Holder, subject to the Company's right of redemption set forth in Section 5(a), to convert 100% of the aggregate principal amount of Debentures held by such Holder, at any time beginning on ________________ , 1999 (the "Conversion Commencement Date"), at the office of the Company or any transfer agent for the Debentures, into that number of fully-paid and non-assessable shares of Common Stock of the Company, par value $0.01 ("Conversion Shares"), calculated in accordance with the following formula:

          Number of shares issued upon conversion = (Principal +
     Interest)/Conversion Price, where

     .    Principal = The principal amount of the Debenture(s) to be converted,

     . Interest = Principal x (N/365) x .06, where N = the number of days between (i) the date of issuance of this Debenture, and (ii) the applicable date of conversion for the Debenture for which conversion is being elected, and

     . Conversion Price = 75% (the "Applicable Discount") of the average Closing Bid Price for the Company's Common Stock for the five (5) trading days immediately preceding the Date of Conversion, as defined below; provided however, that in no event shall the Conversion Price be less than $0.70 per share (the "Floor Price") nor greater than $2.00 per share( the "Ceiling Price") subject to adjustment in each case pursuant to Section (h) herein. For purposes hereof, the term "Closing Bid Price" shall mean the closing bid price of Company's Common Stock as reported by Nasdaq Stock Market (or, if not reported by the Nasdaq Stock Market, as reported by such other exchange or market where traded).

          (b)  Mechanics of Conversion.  No fractional shares of Common Stock
               -----------------------
     shall be issued upon conversion of this Debenture. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay cash to such Holder in an amount equal to such fraction multiplied by the Conversion Price then in effect. In the case of a dispute as to the calculation of the Conversion Rate, the Company's calculation shall be deemed conclusive absent manifest error. In order to convert Debentures into full shares of Common Stock, the Holder shall surrender the certificate or certificates therefor, duly endorsed, by either overnight courier or 2-day courier, to the office of the Company or of any transfer agent for the Debentures, and shall give written notice to the Company (the "Notice of Conversion") at such office that he elects to convert the same, the number and principal amount of Debentures so converted and a calculation of the Conversion Rate (with an advance copy of the certificate(s) and the notice by facsimile);

     provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless either the certificates evidencing such Debentures are delivered to the Company or its transfer agent as provided above, or the Holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Notwithstanding anything contained herein to the contrary, in no event other than upon a Mandatory Payment or Conversion pursuant to Section 4(g) or an Event of Default pursuant to
     Section 6 hereof, shall any Holder be entitled to convert Debentures in excess of that number of Debentures which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debentures with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted Debentures beneficially owned by the holder and its affiliates beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

          The Company shall use reasonable efforts to issue and deliver within five (5) business days after delivery to the Company of such certificates, or after such agreement and indemnification, to such Holder of Debentures at the address of the Holder on the books of the Company, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled as aforesaid. The date on which notice of conversion is given (the "Date of Conversion") shall be deemed to be the date set forth in such notice of conversion, provided that the original Debentures to be converted are received by the transfer agent or the Company within five (5) business days thereafter and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. If the original Debentures to be converted are not received by the transfer agent or the Company within five business days after the Date of Conversion, the notice of conversion shall become null and void.

          Following conversion of a Debenture, or a portion thereof, the principal and interest owed on that Debenture or portion of the Debenture so converted will be deemed paid in full and satisfied, and such Debenture or portion thereof will no longer be outstanding.

          In the event that some, but not all, of the Debenture is converted hereunder, the Company shall issue a replacement debenture in the same form as described herein for the remaining balance which is unconverted.

          (c)  Reservation of Stock Issuable Upon Conversion.  The Company shall
               ---------------------------------------------
     take all action necessary to at all times have authorized, and reserved for the purpose of issuance, 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares measured at the time of the conversion of all outstanding Debentures based upon the Floor Price. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding Debentures, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (d) Nothing contained in this Debenture or paragraph 4(e) hereof, shall be deemed to establish or require the payment of interest to the Holder at a rate in excess of the maximum rate permitted by governing law. In the event that the rate of interest required to be paid under the Debenture exceeds the maximum rate permitted by governing law, the rate of interest required to be paid thereunder shall be automatically reduced to the maximum rate permitted under the governing law and any amounts selected in excess of the permissible amount shall be deemed a payment of principal. To the extent that such excess amount exceeds the aggregate principal amount of this Debenture, such excess shall be returned with reasonable promptness by the Holder to the Company.

          (e) In the event the Company does not make delivery of the certificates of Common Stock, as instructed by Holder, within five (5) business days after the Date of Conversion, then in such event the Company shall pay to the Holder an amount, in immediately available funds or Common Stock (based upon the Conversion Price), at the option of the Company, in accordance with the following schedule, wherein "No. Business Days Late" is defined as the number of business days beyond the five (5) business days delivery period.

                                        Late Payment for Each
Principal Amount Being                  $10,000 of Debenture
No. Business Days Late                  Converted
          1                             $   50
          2                             $  100
          3                             $  150
          4                             $  200
          5                             $  250
          6                             $  300
          7                             $  350
          8                             $  400
          9                             $  450
          10                            $  500
          11                            $500 +  $100 for each
                                        Calendar Days Late Beyond 10 days

          To the extent that the failure of the Company to issue the certificates of Common Stock pursuant to this Section 4(e) is due to the unavailability of authorized but unissued shares of Common Stock, the provisions of this Section 4(e) shall not apply but instead the provisions of Section 4(f) shall apply. The Company shall pay any payments incurred under this Section 4(e) in immediately available funds within five (5) business days from the date of issuance of the certificates of applicable Common Stock. Nothing herein shall limit a Holder's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to the Holder within six (6) business days after the Date of Conversion.

          (f) If, at any time, a Holder submits a Notice of Conversion and the Company does not have sufficient authorized but unissued shares of Common Stock available to effect, in full, a conversion of the Debentures (a "Conversion Default," the date of such default being referred to herein as the "Conversion Default Date"), the Company shall issue to the Holder a certificate representing all of the shares of Common Stock which are available, and the Notice of Conversion as to any Debentures requested to be converted but not converted (the "Unconverted Debentures") shall become null and void. The Company shall provide notice of such Conversion Default ("Notice of Conversion Default" to all existing Holders of outstanding Debentures, by facsimile, within one (1) business day of such default (with the original delivered by overnight or two day courier). No Holder may submit a Notice of Conversion after receipt of Notice of Conversion Default until the date additional shares of Common Stock are authorized by the Company. The Company agrees to pay to all Holders of outstanding Debentures payments for a Conversion Default ("Conversion Default Payments") in the amount of (N/365 x (.15) x the principal amount of the outstanding Debentures held by each Holder where N = the number of days from the Conversion Default Date to the date (the "Authorization Date") that the Company authorizes a sufficient number of shares of Common Stock to affect conversion of all remaining Debentures. The Company shall send notice ("Authorization Notice") to each Holder of outstanding Debentures that additional shares of Common Stock have been authorized, the Authorization Date and the amount of Holder's accrued Conversion Default Payments. The accrued Conversion Default shall be paid in immediately available funds, or shall be convertible into Common Stock at the Conversion Rate, at the Purchaser's option, payable as follows: (i) in the event Holder elects to take such payment in immediately available funds, payments shall be made to such Holder of outstanding Debentures by the fifth day of the following calendar month, or (ii) in the event Purchaser elects to take such payment in stock, the Purchaser may convert such payment amount into Common Stock at the Conversion Rate at anytime after the 5th day of the calendar month following the month in which the Authorization Notice was received, until the expiration of the Mandatory Conversion Date (as defined herein).

          Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to maintain a sufficient number of authorized shares of common stock.

          (g)  Mandatory Payment or Conversion on Maturity Date.  Each Holder of
               ------------------------------------------------
     a Debenture outstanding on December _____, 2001, shall have the right to demand, by written notice to the Company which is received by the Company no later than December

     _____, 2001, (the "Payment Notice"), that payment of all principal and accrued interest on this Debenture be paid to such Holder in cash or in immediately available funds on December _____, 2001. Each outstanding Debenture for which a Payment Notice is not timely received by the Company on or before December _____, 2001, automatically shall be converted into Common Stock on December _____, 2001, at the Conversion Price for each share of Common Stock calculated in accordance with the formula in Section 4(a) above, and December _____, 2001, shall be deemed the Date of Conversion with respect to such conversion. The Company shall not be entitled to require conversion of the Debentures.

          (h)  Adjustment to Fixed Conversion Price.
               ------------------------------------

               (i) If, prior to the conversion of all of the Debentures, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased.

               (ii) If, prior to the conversion of all Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of Debentures shall thereafter have the right to purchase and receive upon conversion of Debentures, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such shares of stock and/or securities as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore purchasable and receivable upon the conversion of Debentures held by such Holders had such merger, consolidation, exchange of shares, recapitalization or reorganization not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders of the Debentures to the end that the provisions hereof shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or
          securities thereafter deliverable upon the exercise hereof.   The
          Company shall not effect any transaction described in this subsection 4(h) unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligation to deliver to the Holders of the Debentures such shares of stock and/or securities as, in accordance with the foregoing provisions, the Holders of the Debentures may be entitled to purchase.

               (iii) If any adjustment under this Section 4(h) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion shall be the next higher number of shares.

          (i)  No Short Sales of the Common Stock.  So long as (i) a Holder owns
               ----------------------------------
     at least 100,000 of Debentures, (ii) the Company has not issued any publicly traded convertible securities and (iii) the Issuer is not in material default under the terms of this Debenture, the Registration Rights Agreement, the Securities Purchase Agreement or any related agreement, each Holder shall not directly or indirectly engage in any short sales or third party short sales of the Company's Common Stock or hold a "put equivalent position" with respect to the Common Stock (as defined in Rule 16a-1 under the 1934 Act). Notwithstanding anything contained to the contrary in this section, in the event that the Company enters into a private placement transaction (other than in connection with employee benefit plans, employee or consultant compensation, or in connection with mergers and acquisitions) which permits the investors rights to engage in short sales of Common Stock, the restrictions contained in this section shall be automatically modified to permit the Holder to engage in short sales of Common Stock substantially to the extent permitted by the Company with respect to such private placement investors.

     5.   Company's Right to Redeem at its Election.
          -----------------------------------------

          (a) At any time, commencing thirty (30) days after the date hereof (the "Issuance Date") as long as the Holder has not submitted a Notice of Conversion, the Company shall have the right, in it sole discretion, to redeem ("Redemption at Company's Election"), from time to time, any or all of the Debentures: provided (i) Company shall first provide ten (10) days advance written notice as provided in subparagraph 5(a)(ii) below (which can be given any time on or after thirty (30) days after the Issuance Date, and (ii) that the Company shall only be entitled to redeem Debentures having an aggregate Stated Value (as defined below) of at least Two Hundred and Fifty Thousand Dollars ($250,000). If the Company elects to redeem some, but not all, of the Debentures, the Company shall redeem a pro-rata amount from each Holder of the Debentures.

               (i)  Redemption Price At Company's Election. The Redemption Price
                    --------------------------------------
          shall be calculated as (a) 110% of the Stated Value for the first 90 days commencing December __, 1999, (b) as 120% of the Stated Value for the next 90 days thereafter and (c) 130% of the Stated Value thereafter (each of (a), (b) and (c), as applicable, shall be known as the "Redemption Percentage"). For purposes hereof, "Stated Value" shall mean the original principal amount of Debentures being redeemed, plus the accrued and unpaid 6% per annum interest payment.

               (ii) Mechanics of Redemption at Company's Election.  The Company
                    ---------------------------------------------
          shall effect each such redemption by giving at least ten (10) days prior written notice ("Notice of Redemption at Company's Election") to
          (A) the Holders of the Debentures selected for redemption at the address and facsimile number of such Holder appearing in the Company's Debenture register and (B) the Transfer Agent, which Notice of Redemption At Company's Election shall be deemed to have been delivered two (2) business days after the Company's mailing (by overnight or two (2) day courier, with a copy by facsimile) of such Notice of Redemption at Company's Election. Such Notice of Redemption At Company's

          Election shall indicate (i) the number of Debentures that have been selected for redemption, (ii) the date which such redemption is to become effective (the "Date of Redemption At Company's Election") and
          (iii) the applicable Redemption Price At Company's Election, as defined in subsection (a)(i) above.

          (b) Company Must Have Immediately Available Funds or Credit
              -------------------------------------------------------
     Facilities.  The Company shall not be entitled to send any Redemption
     ----------
     Notice and begin the redemption procedure under Sections 5(a) unless it has:

               (i) the full amount of the redemption price to cash, available in a demand or other immediately available account in a bank or similar financial institution; or

               (ii) immediately available credit facilities, in the full amount of the redemption price with a bank or similar financial institution, or

               (iii) an agreement with a standby underwriter willing to unconditionally purchase from the Company a sufficient number of shares of stock to provide proceeds necessary to redeem any stock that is not converted prior to redemptions; or

               (iv)   a combination of the items set forth in (i), (ii), and
          (iii) above, aggregating the full amount of the redemption price.

          (c)  Payment of Redemption Price.  Each Holder submitting Debentures
               ---------------------------
     being redeemed under this Section 5 shall send their Debenture Certificates to be redeemed to the Company or its Transfer Agent, and the Company shall pay the applicable redemption price to that Holder within five (5) business days of the Date of Redemption at Company's Election, the "Cash Redemption Due Date"). In the event that the applicable redemption price is not paid by the Cash Redemption Due Date, then the late payment penalty provisions of Section 4(e) shall apply commencing on the sixth (6/th/) business day of the Date of Redemption at Company's Election.

     6.   The following shall constitute an "Event of Default":

          (a) The Company shall default in the timely payment of Principal or Interest on this Debenture; or

          (b) Any of the representations, warranties, or covenants made by the Company herein, in the Securities Purchase Agreement, Registration Rights Agreement, the Escrow Agreement, or any other related agreements, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Security Purchase Agreement shall be false or misleading in any material respect at the time made; or

          (c) The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement, or obligation of the Company under this Debenture, the Registration Rights Agreement, the Escrow Agreement, or any other related agreement and such failure shall continue uncured for a period of ten (10) days after written notice from the Holder of such failure; or

          (d) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

          (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

          (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

          (g) Any money judgement, writ or warrant of attachment, or similar process in excess of One Hundred Thousand ($100,000) Dollars in the aggregate shall be executed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded, or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

          (h) Bankruptcy, reorganization, insolvency liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

          (i) The Company shall have its Common Stock suspended or delisted from trading on the NASDAQ Small Cap Market. Then, or any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Debenture immediately due and payable without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law.

     7.   No Impairment.  Except as expressly provided herein, no provision of
          -------------
this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture and all other Debentures now or hereafter issued in similar terms are direct obligations of the Company.

     8.   Termination.  After this Debenture shall have been surrendered for
          -----------
conversion as herein provided or notice of conversion or redemption shall have been given by the Company pursuant to Section 4(g) herein, this Debenture shall no longer be deemed to be outstanding and all rights with respect to this Debenture, including, without limitation, the right to receive interest hereon and the principal hereof, shall forthwith terminate as of the Date of Conversion, except only the right of the Holder hereof to receive shares of Common Stock in exchange herefor.

     9.   Protective Provisions.  So long as Debentures are outstanding, the
          ---------------------
Company shall not without first obtaining the approval (by vote or written consent, as provided by law) of the Holders of at least a majority of principal amount of the then outstanding Debentures alter or change the rights, preferences or privileges of the Debentures so as to affect adversely the Debentures. Notwithstanding the above, the Company may incur debt with respect to trade credit, purchase money security interests, inventory and other debt incurred in the ordinary course of business.

     10.  No Voting Rights.  This Debenture shall not entitle the Holder hereof
          ----------------
to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

     11.  Lost or Destroyed Debenture.   If this Debenture shall be mutilated,
          ---------------------------
lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed Debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership thereof, and indemnity, if requested, all reasonably satisfactory to the Company.

     12.  Sales in Compliance with Applicable Law.  Subject to the Company's
          ---------------------------------------
consent, any Holder of this Debenture, by acceptance hereof, agrees that such Holder will not offer, sell (except with respect to affiliates and successors of the Holder) or otherwise dispose of this Debenture or the shares of Common Stock issuable upon exercise thereof except under circumstances which will not result in a violation of the Act (including, but not limited to, any prospectus delivery requirements which may apply), including Regulation D, if applicable, promulgated under the Act, or any applicable state Blue Sky law or similar laws relating to the sale of securities and the Holder agrees to provide the Company with the documentation required by the Security Purchase Agreement executed by the original Holder hereof to demonstrate that such offer, sale or disposition complies with applicable securities laws.

     13.  Governing Law.  This Agreement shall be governed by and interpreted in
          -------------
accordance with the laws of the State of Delaware without regard to the principles of conflict of laws. Company acknowledges that upon any breach of Holder's conversion rights hereunder, Holder's resulting injury may not be adequately compensated by a remedy at law. Accordingly, upon such breach, Holder, at its election and without limitation of its other remedies, shall be entitled to pursue a claim for specific performance of this Agreement, and Company hereby waives the right to assert any defense thereto that Holder has an adequate remedy at law. The parties expressly consent to the jurisdiction and venue of the Fulton County Georgia, and the United States District Court for the Northern District of Georgia for the adjudication of any civil action asserted pursuant to this Paragraph.

     14.  Business Day Definition.  For purposes hereof, the term "business day"
          -----------------------
shall mean any day on which banks are generally open for business in the State of New York, USA and excluding any Saturday and Sunday.

     15.  Notices.  Any notice, demand or request required or permitted to be
          -------
given by either the Company or the Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile (with a hard copy to follow by two day courier), addressed to the Company at 1101 Northpoint Parkway, West Palm Beach, Florida 33407, (561) 478-5625 and with respect to the Holder as disclosed in the Securities Purchase Agreement or such other addresses as a party may request by notifying the other in writing.

     16.  Waiver.  Any waiver by the Company or the Holder hereof of a breach of
          ------
any provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

     17.  Unenforceable Provisions.  If any provision of this Debenture is
          ------------------------
invalid, illegal or unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                   (To be Executed by the Registered Holder
                      in order to Convert the Debenture)

     The undersigned hereby irrevocably elects to convert the above Debenture No(s).___________ into shares of Common Stock, $0.01 par value (the "Common Stock"), of Saf T Lok Incorporated the ("Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates, opinions, and signature guarantee as reasonably requested by the Company or its Transfer Agent. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

     The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Stock issuable to the undersigned upon conversion of the Debenture shall be made only pursuant to (i) registration of the Common Stock under the Act or (ii) advice of counsel in a form reasonably acceptable to the Company that such sale is exempt from registration required by
Section 5 under the Act.

     Conversion calculations:




_____________________               Signature: _______________________________
Date of Conversion                  Print Name:_______________________________
                                    Address:__________________________________
____________________________        __________________________________________
Applicable Conversion Price         __________________________________________

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